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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of United States Surgical Corporation on Form S-3 of our report dated February 1, 1994 except as to notes H, K and L as to which the date is March 28, 1994, appearing in the Annual Report on Form 10-K of United States Surgical Corporation for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche

Deloitte & Touche

New York, New York
April 26, 1994